Exhibit 10.4
RESTRICTED STOCK AGREEMENT
This Restricted Stock Agreement (this “Agreement”) is made as of the 1st day of January, 2025 (the “Effective Date”) between First Commonwealth Financial Corporation (the “Company”) and Linda D. Metzmaier (the “Grantee”).
RECITALS
Grantee will serve as Chief Risk Officer. The Company wishes to award Grantee 10,000 restricted shares of the Company’s common stock, par value $1.00 per share (“Common Shares”), upon the terms and subject to the conditions of this Agreement.
AGREEMENT
Accordingly, in consideration of the foregoing and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Grantee agree as follows:
1.Award of Stock. The Company hereby grants to the Grantee 10,000 shares of Restricted Stock (the “Shares”), subject to the terms set forth herein and to the terms and provisions of the First Commonwealth Financial Corporation 2024 Stock Plan (the “Plan”) applicable to Restricted Stock, which terms and provisions are incorporated herein by this reference. Unless the context requires otherwise, the terms defined in the Plan shall have the same meanings herein. Notwithstanding the foregoing, this Agreement and the award shall be null and void if Participant does not accept the award by countersigning this Agreement within 30 days following the Effective Date.
2.Restriction on Transfer. Except for the transfer of the Shares to the Company as contemplated by this Agreement, none of the Shares or any beneficial interest therein shall be transferred, encumbered, pledged or otherwise alienated or disposed of in any way until the Shares become nonforfeitable in accordance with Section 3 of this Agreement.
3.Vesting and Forfeiture. The Shares are subject to forfeiture to the Company until such time as they become nonforfeitable as set forth in this Section 3.
(a)Unless earlier forfeited in accordance with this Section 3, the Shares will become nonrestricted and nonforfeitable in accordance with the Vesting Schedule set forth below, provided that the Participant remains an employee through such dates:
(i)3,334 Shares will become nonrestricted and nonforfeitable on January 1, 2026
(ii)3,333 Shares will become nonrestricted and nonforfeitable on January 1, 2027
(iii)3,333 Shares will become nonrestricted and nonforfeitable on January 1, 2028
(b)If the Grantee’s employment is terminated by the Company other than for “Cause” (as defined in Section 3(c)), any Shares which have not as of the termination of Grantee’s employment become nonforfeitable will immediately and automatically, without any action on the part of the Company, become nonforfeitable.
(c)If the Grantee’s employment is terminated (i) by the Company for Cause or (ii) by Grantee for any reason, any Shares which have not as of the termination of Grantee’s employment become nonforfeitable will immediately and automatically be forfeited. For purposes of this Agreement, termination of employment shall be deemed to be for “Cause” if: (i) Grantee fails to comply with any material provision of this Agreement (including, without limitation, the restrictive covenants contained in Section 5 hereof); (ii) Grantee refuses to comply with any lawful, written directive from the Chief Executive Officer of the Company; (iii) Grantee fails to perform her duties as an officer of the Company with the degree of skill and care reasonably to be expected of a professional of her experience and stature after notice and a reasonable opportunity to cure (unless the failure to perform is incapable of being cured); or (iv) Grantee engages in an act of dishonesty, fraud or moral turpitude or Grantee is convicted of a crime which, in the judgment of the Chief Executive Officer of the Company, renders her continued employment by the Company materially damaging or detrimental to the Company.

(d)Notwithstanding the foregoing schedule, if a Change in Control (as defined in the Plan) occurs while the Grantee is an Employee, then any Shares which have not become nonforfeitable will immediately and automatically, without any action on the part of the Company, become nonforfeitable as of the date of the Change in Control.
4.Book Entry Shares. Grantee acknowledges that the Shares will be issued in book-entry form and no certificate will be issued to evidence the Shares. A notation of the transfer restrictions and forfeiture conditions pursuant to this Agreement and the Plan will be made on the book-entry system with respect to the account or accounts to which the Shares are credited.
5.Grantee Covenants.
(a)General. Grantee and the Company acknowledge and agree that Grantee has received adequate consideration with respect to enforcement of the provisions of this Section 5 by virtue of receiving the Shares (regardless of whether the Shares are subsequently forfeited); that such provisions are reasonable and properly required for the adequate protection of the business of the Company and its subsidiaries (each, a “Company Party,” and collectively, the “Company Parties”); and that enforcement of such provisions will not prevent Grantee from earning a living.
(b)Non-Solicitation; No-Hire. Grantee agrees to comply with the provisions of subsections (i) and (ii) of this Section 5(b) while employed by any Company Party and for a period of one year after the last day of Grantee’s employment with such Company Party (such last day being the “Termination Date”) regardless of the reason for such termination of employment.
(i)Grantee shall not, directly or indirectly, either for Grantee’s own benefit or purpose or for the benefit or purpose of any Person (as defined in the Plan) other than a Company Party, solicit, call on, do business with (in each of the foregoing cases, other than consumer retail transactions in the ordinary course of such customer’s business or legal representation in the event that the Company’s legal department grants a conflict waiver), or actively interfere with such Company Party’s relationship with, or attempt to divert or entice away, any Person that Grantee should reasonably know (A) is a customer of any Company Party for which the Company Party provides any services as of the Termination Date, or (B) was a customer of a Company Party for which the a Company Party provided any services at any time during the twelve (12) months preceding the Termination Date, or (C) was, as of the Termination Date, considering retention of a Company Party to provide any services.
(ii)Grantee shall not, directly or indirectly, either for Grantee’s own benefit or purpose or for the benefit or purpose of any Person other than the Company Parties, employ or offer to employ, call on, or actively interfere with a Company Party’s relationship with, or attempt to divert or entice away, any employee of any Company Party, nor shall Grantee assist any other Person in such activities.
(c)Confidentiality. During Grantee’s employment with the Company Parties, and thereafter regardless of the reason for termination of such employment, Grantee will not disclose or use in any way any confidential business or technical information or trade secret acquired in the course of such employment, all of which is the exclusive and valuable property of the Company Parties whether or not conceived of or prepared by Grantee, other than (1) information generally known in the industry of the Company Parties or acquired from public sources, (2) as required in the course of employment by the Company Parties, (3) as required by any court, supervisory authority, administrative agency or applicable law, or (4) with the prior written consent of the Company.
(d)Ownership of Inventions. Grantee shall promptly and fully disclose to the Company any and all inventions, discoveries, improvements, ideas or other works, whether or not patentable, that have been or will be conceived and/or reduced to practice by Grantee during the term of Grantee’s employment with any Company Party, whether alone or with others, and that are (1) related directly or indirectly to the business or activities of any Company Party or (2) developed with the use of any time, material, facilities or other resources of any Company Party (“Developments”). Grantee agrees to assign and hereby does assign to the Company or its designee all of Grantee’s right, title and interest, including copyrights and patent rights, in and to all Developments. Grantee shall perform all actions and execute all instruments that the Company or any subsidiary shall deem necessary to protect or record the Company’s or its designee’s interests in the Developments. The obligations of this Section 5(d) shall be performed by Grantee without further compensation and will continue beyond the Termination Date.
6.Rights of Grantee. The Grantee shall have the right to vote the Shares and to receive dividends with respect to the Shares.
7.Stock Splits, etc. If, while any of the Shares remain subject to forfeiture, there occurs any merger, consolidation, reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, or other similar change in the Company’s common stock, then any and all new, substituted or additional securities or other consideration to which the Grantee is entitled by reason of the Grantee’s ownership of the Shares will be immediately subject to the transfer restrictions and forfeiture provisions of Agreement.
8.Tax Withholding. Grantee shall be required to deposit with the Company an amount of cash equal to the amount determined by the Company to be required with respect to any withholding taxes, FICA contributions, or the like under any federal, state, or local statute, ordinance, rule, or regulation in connection with the vesting or award of the Shares. Alternatively, the Company may, at Grantee’s election, (i) withhold the required amounts from Grantee’s pay during the pay periods next following the date on which any such applicable tax liability otherwise arises, or (ii) withhold a number of Shares otherwise deliverable having a Fair Market Value (as defined in the Plan) sufficient to satisfy the statutory minimum of all or part of Grantee’s estimated total federal, state, and local tax obligations associated with the vesting or award of the Shares.
9. 83(b) Election. Grantee hereby acknowledges that she may file an election pursuant to Section 83(b) of the Code to be taxed currently on the fair market value of the Shares (less any purchase price paid for the Shares), provided that such election must be filed with the Internal Revenue Service no later than thirty (30) days after the grant of such Shares. Grantee will seek the advice of her own tax advisors as to the advisability of making such a Section 83(b) election, the potential consequences of making such an election, the requirements for making such an election, and the other tax consequences of this Award under federal, state, and any other laws that may be applicable. The Grantee is required to notify the Company within 30 days of any such election. The Company and its Subsidiaries and agents have not and are not providing any tax advice to Grantee.
10.Limitation on Rights; No Right to Future Grants; Extraordinary Item. By entering into this Agreement and accepting the Award, Grantee acknowledges that: (a) Grantee's participation in the Plan is voluntary; and (b) the Award is not part of normal or expected compensation for any purpose, including without limitation for calculating any benefits, severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments, and Grantee will not be entitled to compensation or damages as a consequence of Grantee's forfeiture of any unvested portion of the Award as a result of Grantee's separation from service with the Company or any Subsidiary for any reason.
11.General Provisions:
(a)This Agreement, together with the Plan, constitutes the entire agreement between the Company and the Grantee regarding the grant of the Shares.
(b)The Committee may modify this Agreement to bring it into compliance with any valid and mandatory government regulation or exchange listing requirement. This Agreement may also be amended by the Committee with the written consent of the Grantee.
(c)Nothing contained in this Agreement shall be deemed to require the Company and its Subsidiaries to continue the Grantee’s relationship as an Employee or to modify any agreement between the Grantee and the Company or its Subsidiaries relating thereto.
(d)The Committee may from time to time impose any conditions on the Shares as it deems reasonably necessary to ensure that the Plan and this Award satisfy the conditions of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and that Shares are issued and resold in compliance with the Securities Act of 1933, as amended.

(e)The Grantee agrees upon request execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.
(f)Grantee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof. The terms of the Plan as it presently exists, and as it may hereafter be amended, are deemed incorporated herein by reference, and in the event of any conflict between the terms of this Agreement and the provisions of the Plan, the provisions of the Plan shall be deemed to supersede the provisions of this Agreement.
(g)This Agreement shall be governed by, and enforced in accordance with, the laws of the Commonwealth of Pennsylvania without regard to the application of the principals of conflicts or choice of laws.
(h)This Agreement may be executed, including execution by facsimile signature, in one or more counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument.
Signature page follows.

IN WITNESS WHEREOF, the parties have duly executed this Restricted Stock Agreement as of the day and year first set forth above.

GRANTEE: /s/ Linda D. Metzmaier Signature Linda D. Metzmaier Printed Name	COMPANY: First Commonwealth Financial Corporation By: /s/ T. Michael Price Name: T. Michael Price Title: President and CEO